Exhibit 99.1

Nogin Reports Third Quarter 2022 Financial and Operational Results

20% Net Revenue and 15% Non-GAAP Revenue Increases for the Nine Months Ended September 30, 2022 as Compared to the Nine Months Ended September 30, 2021

Meaningful Cost Reductions and Removal of One-Time Supply Chain Challenges in Q3 to Support Profitability Improvements in Q4 and Beyond

TUSTIN, California – November 14, 2022 – Nogin (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (“CaaS”) technology, reported its financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 and Recent Operational Highlights

•

Completed business combination with Software Acquisition Group Inc. III, resulting in Nogin becoming a publicly traded company. The combined company now operates under the name “Nogin, Inc.” and its common stock is listed on Nasdaq under the ticker symbol “NOGN.”

•

Appointed Shahriyar Rahmati as Chief Financial Officer and Chief Operating Officer. Rahmati is an accomplished C-Suite executive and private equity investor who brings over two decades of technology sector and enterprise-level operating and investment experience to the dual role, including significant experience scaling profitable e-commerce businesses across both D2C and B2B channels.

•	Signed a total of eight (8) new brands to the Nogin Intelligent Commerce Platform across multiple consumer product segments.

•	Unveiled Vx of Intelligent Commerce, marking the arrival of machine learning Customer Segmentation and Smart Sort merchandising capabilities to the Nogin Commerce Platform.

Management Commentary

“After the successful close of our business combination and public listing this August, we focused on improving the performance of the business and strengthening our partner relationships during the third quarter,” said Nogin Co-CEO Jon Huberman. “In 2021, we signed two deals that required us to act as first-party purchasers and sellers of products, both of which suffered from the effects of pandemic induced supply chain issues. While our Commerce-as-a-Service (“CaaS”) business remains healthy, these deals had a significant impact on our 2022 performance to date. However, after collaborating with our supply partners to resolve these historical challenges, those businesses are showing steady improvements. In addition, we’ve begun initiatives to accelerate our path to profitability while simultaneously improving our execution on behalf of our customers.”

“Our investments in developing our CaaS platform and expanding into broader consumer product markets are already showing success, as evidenced by our Vx of Intelligent Commerce launch and eight new brand signings during the third quarter,” added Nogin Co-Founder and Co-CEO Jan Nugent. “In our current economic environment, it is particularly important for brands to reduce costs while driving improving results. We believe that our platform is uniquely positioned to enable our customers to achieve both objectives while maintaining an efficient capital structure. We expect a modest increase in non-GAAP revenue this year and that we’ll return to more robust growth and profitability in 2023 and beyond.”

Third Quarter 2022 Financial Results

Results compare the three months ended September 30, 2022 to the three months ended September 30, 2021, unless otherwise indicated.

•	Net revenue decreased 22% to $21.0 million from $26.9 million in the third quarter of 2021. The decrease in net revenue was primarily due to a decrease in net product revenue during the period.

•

Non-GAAP revenue, a non-GAAP measurement of operating performance reconciled below, decreased 11% to $15.9 million from $17.8 million in the third quarter of 2021. The decrease in non-GAAP revenue was primarily due to decreased product revenue through the platform in the quarter, driven by previously noted supply chain challenges.

•

Operating loss increased to $11.8 million compared to an operating loss of $2.3 million in the comparable year-ago period. The increase in operating loss was materially driven by losses associated with previously mentioned product deals from 2021 that were adversely affected by supply chain challenges, as well as discounted pricing in Q3 2022.

Nine Months Ended September 30, 2022 Financial Results

Results compare the nine months ended September 30, 2022 to the nine months ended September 30, 2021, unless otherwise indicated.

•

Net revenue increased 20% to $66.5 million from $55.2 million for the nine months ended September 30, 2021. The increase in net revenue was primarily due to increases in net product revenue and net revenue from related parties during the period.

•

Non-GAAP revenue, a non-GAAP measurement of operating performance reconciled below, increased 15% to $50.1 million from $43.5 million for the nine months ended September 30, 2021. The increase in non-GAAP revenue was primarily due to an increase in CaaS, shipping, and marketing revenue.

•

Operating loss increased to $27.6 million compared to an operating loss of $5.4 million in the comparable year-ago period. The increase in operating loss was primarily due to the increase in operating costs and expenses, largely driven by losses associated with previously mentioned product deals from 2021 that were adversely affected by supply chain challenges, as well as discounted pricing in Q3 2022. The Company expects fourth quarter GAAP net loss to range between $(4.5) million and $(6.5) million and for adjusted EBITDA to improve and to range between $(3.0) million and $(5.0) million.

2022 Financial Outlook

Management expects the Company’s financial results in the fourth quarter to be positively impacted by existing customer sales, new customer agreements, and the initial results of a comprehensive cost reduction and performance improvement program. The Company’s cost and performance related initiatives are expected to produce meaningful results in Q4, including an approximate $2 million benefit to Adjusted EBITDA. The goal of the cost and performance improvement program is to drive continuous efficiency throughout the business while simultaneously achieving or exceeding internal and customer KPIs (Key Performance Indicators).

In addition, the Company is providing the following financial outlook for full year 2022:

•	Net revenue between $93 million and $96 million.

•	Non-GAAP revenue between $72 million and $74 million.

Nogin is also updating its financial forecast for calendar year 2023. The Company now expects net revenue to range between $97 million and $100 million and non-GAAP revenue to range between $88 million and $95 million. The Company also expects net income to improve and adjusted EBITDA to be positive for the full year 2023.

The expected impact of the Company’s cost and performance improvement program for the full year 2023 is anticipated to be between $15 million and $20 million, and management expects to have the majority of initially identified initiatives complete by the end of the 2023 first quarter.

Conference Call

Nogin management will hold a conference call today, November 14, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Nogin management will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Nogin’s website.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides a leading Commerce-as-a-Service (CaaS) technology platform for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Commerce Platform is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for such D2C brands as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Non-GAAP Financial Measures

We prepare and present our consolidated financial statements in accordance with U.S. GAAP. However, management believes that non-GAAP revenue and Adjusted EBITDA, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance, as these measures are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP measures are not intended to be a substitute for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We calculate and define non-GAAP revenue as GAAP revenue less Product Revenue plus the associated Service Revenues associated with the Product Revenue.

We calculate and define Adjusted EBITDA as net loss, adjusted to exclude: (1) interest expense, (2) income tax expense and (3) depreciation and amortization.

Non-GAAP revenue and Adjusted EBITDA are financial measures that are not required by or presented in accordance with U.S. GAAP. We believe that non-GAAP revenue and Adjusted EBITDA, when taken together with our financial results presented in accordance with U.S. GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of non-GAAP revenue and Adjusted EBITDA is helpful to our investors as they are measures used by management in assessing the health of our business and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Non-GAAP revenue and Adjusted EBITDA are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of non-GAAP revenue are (i) removing product revenues and (ii) replacing it with the service revenues associated with the sale of those products which ultimately decrease total revenues. Some of the limitations of Adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures, (3) it does not reflect tax payments that may represent a reduction in cash available to us and (4) does not include certain non-recurring cash expenses that we do not believe are representative of our business on a steady-state basis. In addition, our use of non-GAAP revenue and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP revenue or Adjusted EBITDA in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider non-GAAP revenue and Adjusted EBITDA alongside other financial measures, including our net revenue and net loss and other results stated in accordance with U.S. GAAP.

We have not reconciled the forward-looking non-GAAP revenue and adjusted EBITDA guidance included above to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform and cost-reduction measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s platforms and offerings on such platforms, performance, and operations, and the related benefits to stockholders; and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

Contacts:

Nogin Media Relations Contact:

BOCA Communications

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com

-Financial Tables to Follow-

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net service revenue	$10,013	$9,071	$27,800	$31,242
Net product revenue	8,645	15,224	29,401	19,739
Net revenue from related parties	2,316	2,652	9,321	4,240

Total net revenue	20,974	26,947	66,522	55,221
Operating costs and expenses:
Cost of services (1)	6,304	5,250	17,496	16,721
Cost of product revenue (1)	7,956	6,049	23,363	7,957
Sales and marketing	925	528	2,111	1,205
Research and development	1,400	1,609	4,227	4,033
General and administrative	15,969	15,658	46,332	30,300
Depreciation and amortization	194	144	614	384

Total operating costs and expenses	32,748	29,238	94,143	60,600

Operating loss	(11,774)	(2,291)	(27,621)	(5,379)
Interest expense	(2,568)	(254)	(4,685)	(374)
Change in fair value of promissory notes	(1,995)	—	(4,561)	—
Change in fair value of derivative instruments	64	—	64	—
Change in fair value of unconsolidated affiliates	87	—	(1,895)	4,937
Change in fair value of convertible notes	(9,182)	—	(9,182)	—
Debt extinguishment loss	(1,885)	—	(1,885)	—
Other (loss) income, net	(1,574)	2,660	87	2,972

(Loss) Income before income taxes	(28,827)	115	(49,678)	2,156
Provision for income taxes	69	366	134	82

Net (loss) income	$(28,896)	$(251)	$(49,812)	$2,074

Net (loss) income per common share – basic	$(0.58)	$(0.01)	$(1.16)	$0.04
Net (loss) income per common share – diluted	$(0.58)	$(0.01)	$(1.16)	$0.04
Weighted average shares outstanding – basic	49,921,209	39,621,946	43,092,760	39,621,946
Weighted average shares outstanding – diluted	49,921,209	39,621,946	43,092,760	40,896,279

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$15,827	$1,071
Accounts receivable, net	1,631	1,977
Related party receivables	8,477	5,356
Inventory	12,520	22,777
Prepaid expenses and other current assets	4,625	2,915

Total current assets	43,080	34,096

Restricted cash	1,500	3,500
Property and equipment, net	3,080	1,789
Intangible assets, net	939	1,112
Investment in unconsolidated affiliates	11,675	13,570
Other non-current asset	666	664

Total assets	$60,940	$54,731

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$17,200	$16,098
Due to clients	3,534	5,151
Related party payables	229	—
Accrued expenses and other liabilities	16,335	14,018

Total current liabilities	37,298	35,267

Line of credit	—	348
Long-term note payable, net	—	19,249
Convertible notes	74,486	—
Deferred tax liabilities	1,308	1,174
Other long-term liabilities	17,988	734

Total liabilities	131,080	56,772

Commitments and contingencies (Note 17)
CONVERTIBLE REDEEMABLE PREFERRED STOCK
Series A convertible, redeemable preferred stock, $0.0001 par value, 8,864,495 shares authorized, issued and outstanding, as of December 31, 2021	—	4,687
Series B convertible, redeemable preferred stock, $0.0001 par value, 6,944,093 shares authorized, 6,334,150 shares issued and outstanding, as of December 31, 2021	—	6,502

STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 500,000,000 and 60,760,816 shares authorized; 66,694,295 and 39,621,946 shares issued and outstanding as of September 30, 2022 and December 31, 2021	7	4
Additional paid-in capital	9,233	4,358
Treasury stock	—	(1,330)
Accumulated deficit	(79,380)	(16,262)

Total stockholders’ deficit	(70,140)	(13,230)

Total liabilities, convertible redeemable preferred stock and stockholders’ deficit	$60,940	$54,731

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(49,812)	$2,074
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Depreciation and amortization	614	384
Amortization of debt issuance costs and discounts	2,154	42
Debt issuance costs expensed under fair value option	2,034	—
Amortization of contract acquisition costs	—	362
Stock-based compensation	100	48
Deferred income taxes	134	—
Change in fair value of unconsolidated affiliates	1,895	(4,937)
Change in fair value of warrant liability	717	—
Change in fair value of promissory notes	4,561	—
Change in fair value of convertible notes	9,182	—
Change in fair value of derivatives	(64)	—
Loss on extinguishment of debt	1,885	—
Settlement of deferred revenue	(1,611)	—
Gain on extinguishment of PPP loan	—	(2,266)
Other	(321)	74
Changes in operating assets and liabilities:
Accounts receivable	346	1,605
Related party receivables	(3,120)	(4,587)
Inventory	10,257	(17,935)
Prepaid expenses and other current assets	(4,037)	(1,130)
Accounts payable	1,875	10,933
Due to clients	(1,617)	(9,204)
Related party payables	229	—
Accrued expenses and other liabilities	(688)	1,932

Net cash used in operating activities	(25,287)	(22,605)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,744)	(558)
Investment in unconsolidated affiliates	—	(1,500)

Net cash used in investing activities	(1,744)	(2,058)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	84	—
Proceeds from business combination, net of issuance costs	1,375	—
Proceeds from long-term notes payable	—	10,000
Payment of long-term notes payable	(20,950)	—
Proceeds from promissory notes	8,000	—
Proceeds from promissory notes – related parties	2,175	—
Payment of promissory notes	(12,033)	—
Payment of promissory notes – related parties	(3,130)	—
Payment of debt issuance costs	(397)	(125)
Proceeds from PIPE convertible note issuance	65,500	—
Prepayment and other fees paid upon early settlement of debt	(489)	—
Proceeds from line of credit	114,981	121,251
Repayments of line of credit	(115,329)	(116,251)

Net cash provided by financing activities	39,787	14,875

NET (DECREASE) INCREASE IN CASH AND RESTRICTED CASH	12,756	(9,788)
Beginning of period	4,571	16,168

End of period	$17,327	$6,380

	Nine Months Ended September 30,
	2022	2021
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$2,231	$49
Cash paid for taxes	210	—
Non Cash Investing and Financing Activities
Issuance of common stock to settle transaction and advisory costs	3,588	—
Deferred transaction and advisory fees	10,979	—
Cash election consideration payable at closing of Business Combination	9,198	—
Conversion of redeemable convertible preferred stock into common stock	11,189	—
Net settlement of liability classified warrants	1,706	—

SCHEDULE OF CASH AND RESTRICTED CASH
Cash	$15,827	$4,380
Restricted cash	1,500	2,000

Total cash and restricted cash	$17,327	$6,380

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(28,896)	$(251)	$(49,812)	$2,074

Interest expense	2,568	254	4,685	374
Provision for income taxes	69	366	134	82
Depreciation and amortization	194	144	614	384

Adjusted EBITDA	$(26,065)	$513	$(44,379)	$2,914

Reconciliation of Net Revenue to Non-GAAP Revenue

(in thousands)

(Unaudited)

Nogin, Inc.
Revenue - GAAP to Non-GAAP Reconciliation	Three Months Ending Sep 30, 2022
(in 000’s)	GAAP	Less Product Revenue	Add Service Revenue Associated w/ Product Revenue	Non-GAAP
Net service revenue	$10,013		$3,540	$13,553
Net product revenue	8,645	(8,645)		—
Net revenue from related parties	2,316			2,316

Total net revenue	20,974	(8,645)	3,540	15,869

Nogin, Inc.
Revenue - GAAP to Non-GAAP Reconciliation	Three Months Ending Sep 30, 2021
(in 000’s)	GAAP	Less Product Revenue	Add Service Revenue Associated w/ Product Revenue	Non-GAAP
Net service revenue	$9,071		$6,116	$15,187
Net product revenue	15,224	(15,224)		—
Net revenue from related parties	2,651			2,651

Total net revenue	26,946	(15,224)	6,116	17,838

Nogin, Inc.
Revenue - GAAP to Non-GAAP Reconciliation	Nine Months Ending Sep 30, 2022
(in 000’s)	GAAP	Less Product Revenue	Add Service Revenue Associated w/ Product Revenue	Non-GAAP
Net service revenue	$27,800		$12,932	$40,732
Net product revenue	29,401	(29,401)		—
Net revenue from related parties	9,321			9,321

Total net revenue	66,522	(29,401)	12,932	50,053

Nogin, Inc.
Revenue - GAAP to Non-GAAP Reconciliation	Nine Months Ending Sep 30, 2021
(in 000’s)	GAAP	Less Product Revenue	Add Service Revenue Associated w/ Product Revenue	Non-GAAP
Net service revenue	$31,242		$7,994	$39,236
Net product revenue	19,739	(19,739)		—
Net revenue from related parties	4,239			4,239

Total net revenue	55,220	(19,739)	7,994	43,475